    As Filed With the Securities and Exchange Commission on April 3, 1998
                                                      Registration No. _________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           -------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                           -------------------------

                        HOUSTON INDUSTRIES INCORPORATED
              (Exact name of issuer as specified in its charter)
                           -------------------------

                 TEXAS                                    74-0694415
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                    Identification No.)

            1111 LOUISIANA
            HOUSTON, TEXAS                                   77002
     (Address of principal executive offices)              (Zip Code)
                           -------------------------

               HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES
                        COMMON STOCK PARTICIPATION PLAN
            FOR DESIGNATED NEW EMPLOYEES AND NON-OFFICER EMPLOYEES

                            -------------------------

         STOCK DELIVERABLE PURSUANT TO EXECUTIVE EMPLOYMENT AGREEMENTS
                           (Full title of the plans)

                            -------------------------

                                Hugh Rice Kelly
      Executive Vice President, General Counsel, and Corporate Secretary
                        Houston Industries Incorporated
                                1111 Louisiana
                             Houston, Texas 77002
                    (Name and address of agent for service)
 Telephone number, including area code, of agent for service:  (713) 207-3000
                            -------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                            PROPOSED      PROPOSED
                                            MAXIMUM       MAXIMUM
                                            OFFERING     AGGREGATE    AMOUNT OF
TITLE OF SECURITIES     AMOUNT TO BE        PRICE       OFFERING    REGISTRATION
 TO BE REGISTERED        REGISTERED      PER SHARE (2)  PRICE (2)      FEE (3)
--------------------------------------------------------------------------------

Common Stock, without
 par value (1)          1,300,000 shares    $ 28.09   $36,517,000  $10,772.52

=========================================================================
/(1)/ Includes preference stock purchase rights of one Right per share associated with the Common Stock. 1,000,000 of the shares registered may be offered and sold pursuant to the Houston Industries Incorporated and Subsidiaries Common Stock Participation Plan for Designated New Employees and Non-Officer Employees and 300,000 of the shares registered may be offered and sold pursuant to employment agreements between the registrant and executives of the registrant.

/(2)/ Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock of Houston Industries Incorporated reported on the New York Stock Exchange Composite Tape on March 30, 1998.

/(3)/ Because no separate consideration is payable for the Rights, the registration fee for such securities is included in the fee for the Common Stock.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          Note:  The document(s) containing the plan information required by
Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Commission by Houston Industries Incorporated (the "Registrant" or the "Company") (File No. 1-3187) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated herein by reference:

          (1) the Annual Report on Form 10-K of the Company for the year ended December 31, 1997;

          (2) the description of the Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-B, as filed with the Commission on July 30, 1997, pursuant to Section 12(b) of the Exchange Act.

          All documents filed with the Commission by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

          Additionally, Article IX of the Company's Restated Articles of Incorporation provides that a director of the Company is not liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of such Director's duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided by statute and
(v) acts relating to unlawful stock repurchases or payments of dividends.

          Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

          The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

                                                           Report or             SEC File or
Exhibit                                                  Registration            Registration     Exhibit
Number    Document Description                            Statement                Number        Reference
-----     --------------------                            ---------                ------        ---------
 4.1* -   Restated Articles of Incorporation of          Form 10-K for the           1-3187           3(a)
          the Company (Restated as of                    year ended
          September 1997)                                December 31,
                                                         1997

 4.2* -   Amended and Restated Bylaws of the             Form 10-K for the           1-3187           3(b)
          Company (as of December 4, 1996)               year ended
                                                         December 31,
                                                         1997

 4.3* -   Amended and Restated Rights                    Registration               333-11329         4(b)(1)
          Agreement dated August 6, 1997                 Statement on
          between the Company and Texas                  Form S-4
          Commerce Bank National Association,
          as Rights Agent, including form of
          Statement of Resolution Establishing
          Series of Shares designated Series A
          Preference Stock and form of Rights
          Certificate

 5    -   Opinion of Baker & Botts, L.L.P.
          [No opinion of counsel as to the
          legality of the 300,000 shares
          deliverable pursuant to employment
          contracts between the Company and
          executives is filed because no original
          issuance of securities is contemplated
          in connection therewith.]

 23   -   Consent of Deloitte & Touche LLP

 24   -   Powers of Attorney (included in the signature page to this registration statement)

________________

* Incorporated herein by reference as indicated.

ITEM 9.   UNDERTAKINGS.

               (a) The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on March 31, 1998.

                                 HOUSTON INDUSTRIES INCORPORATED

                                 By:     /s/ Don D. Jordan
                                    -----------------------------
                                     Don D. Jordan, Chairman and
                                       Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh Rice Kelly, R. Steve Letbetter and Stephen W. Naeve, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


        Signatures                    Title                         Date
        ----------                    -----                         ----

/s/ Don D. Jordan              Chairman and Chief Executive      March 31, 1998
--------------------------     Officer and Director
Don D. Jordan                  (Principal Executive Officer and
                               Director)


/s/ Stephen W. Naeve           Executive Vice President and      March 31, 1998
--------------------------     Chief Financial Officer
Stephen W. Naeve               (Principal Financial Officer)


/s/ Mary P. Ricciardello       Vice President and Comptroller    March 31, 1998
--------------------------     (Principal Accounting Officer)
Mary P. Ricciardello


/s/ James A. Baker, III        Director                          March 31, 1998
--------------------------
James A. Baker, III


/s/ Richard E. Balzhiser       Director                          March 31, 1998
--------------------------
Richard E. Balzhiser


/s/ Milton Carroll             Director                          March 31, 1998
--------------------------
Milton Carroll

/s/ John T. Cater              Director                          March 31, 1998
--------------------------
John T. Cater


/s/ O. Holcombe Crosswell      Director                          March 31, 1998
--------------------------
O. Holcombe Crosswell


/s/ Robert J. Cruikshank       Director                          March 31, 1998
--------------------------
Robert J. Cruikshank


/s/ Linnet F. Deily            Director                          March 31, 1998
--------------------------
Linnet F. Deily


/s/ Joseph M. Grant            Director                          March 31, 1998
--------------------------
Joseph M. Grant


/s/ Robert C. Hanna            Director                          March 31, 1998
--------------------------
Robert C. Hanna


/s/ Lee W. Hogan               Director                          March 31, 1998
--------------------------
Lee W. Hogan


/s/ T. Milton Honea            Director                          March 31, 1998
--------------------------
T. Milton Honea


/s/ R. Steve Letbetter         Director                          March 31, 1998
--------------------------
R. Steve Letbetter


/s/ Alexander F. Schilt        Director                          March 31, 1998
--------------------------
Alexander F. Schilt


/s/ Bertram Wolfe              Director                          March 31, 1998
--------------------------
Bertram Wolfe

                               INDEX TO EXHIBITS

                                                Report or               SEC File or
Exhibit                                       Registration             Registration    Exhibit
Number  Document Description                    Statement                 Number      Reference
------  --------------------                    ---------                 ------      ---------
 4.1* - Restated Articles of Incorporation    Form 10-K for the            1-3187        3(a)
        of the Company (Restated as of        year ended
        September  1997)                      December 31,
                                              1997
 4.2* - Amended and Restated Bylaws of the    Form 10-K for the            1-3187        3(b)
        Company (as of December 4, 1996)      year ended
                                              December 31,
                                              1997

 4.3* - Amended and Restated Rights           Registration                333-11329      4(b)(1)
        Agreement dated August 6, 1997        Statement on Form
        between the Company and Texas         S-4
        Commerce Bank National Association,
        as Rights Agent, including form of
        Statement of Resolution Establishing
        Series of Shares designated Series A
        Preference Stock and form of Rights
        Certificate

 5    - Opinion of Baker & Botts, L.L.P.
        [No opinion of counsel as to the
        legality of the 300,000 shares
        deliverable pursuant to employment
        contracts between the Company and
        executives is filed because no original
        issuance of securities is contemplated
        in connection therewith.]

  23  - Consent of Deloitte & Touche LLP

  24 - Powers of Attorney (included in the signature page to this registration statement)

________________

* Incorporated herein by reference as indicated.